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                                                                   Exhibit 23.1





                    [Letterhead of Arthur Andersen & Co.]





                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

Royal Oak Mines Inc.
5501 Lakeview Drive
Kirkland, Washington 98033
United States

Dear Sirs:

As independent chartered accountants, we hereby consent to the use of our report dated February 16, 1996 (except as to note 14(b) of the consolidated financial statements, which is as of February 27, 1996) and to all references to our firm included in or made a part of this Form S-4 Registration Statement.



                                /s/ Arthur Andersen & Co.
                                -------------------------
                                Arthur Andersen & Co.


August 28, 1996
Vancouver, British Columbia